Exhibit 99.1

SynCardia Completes First In Vivo Implantations of
Next-Generation Emperor Total Artificial Heart

- Significant milestone reached in advancing a driverless total artificial heart, strengthening Picard Medicals leadership in total artificial heart technology -

-     -

Tucson, Ariz. Nov. 19, 2025. Picard Medical, Inc. (NYSE American: PMI) (“Picard” or the “Company”), parent company of SynCardia Systems LLC, maker of the world’s first total artificial heart approved by both the U.S. FDA and Health Canada, today announced that it has successfully completed the first in vivo implantations of the fully implantable Emperor Total Artificial Heart (TAH). The positive outcomes observed following the implantations mark a major milestone in the development of the Emperor platform as the next-generation successor to the clinically proven, FDA-approved SynCardia Total Artificial Heart (“STAH”).

Patrick NJ Schnegelsberg, CEO of Picard Medical, stated, “We are excited by these initial data. The successful completion of these first implantations brings SynCardia back to the forefront of innovation in total artificial heart technology. This milestone strengthens our position as the global leader in total artificial hearts and is yet another step that validates the potential of the Emperor platform.”

The Emperor TAH was successfully implanted in three pre-clinical models, and each model was taken off bypass without any issues. Throughout the observation periods, the device provided full and stable blood circulation, used energy efficiently, and operated without technical problems. The Emperor TAH performed in a way that closely mirrors how a natural human heart works. It produced stable hemodynamics (steady, controlled blood flow), showed physiologic preload sensitivity (the pump output increased naturally as more blood entered the device), and maintained afterload independence (consistent pumping performance even as systemic vascular resistance changed). These behaviors reflect the Frank Starling response, the natural mechanism by which the heart adjusts its pumping strength based on how much blood fills it. All results were consistent with Picard Medicals laboratory performance goals for the Emperor platform.

“Our very positive experience with implanting the next-generation TAH in three separate in vivo models confirms that the Emperor platform is progressing as designed and confirms its potential to become a fully implantable alternative to heart transplantation,” added Andre R. Simon, MD, PhD, FRCS, Vice President of Medical Affairs. “The performance characteristics observed in each of these acute experiments validate key engineering choices and support continued program acceleration for this novel device which could be an even further improvement to a patient’s quality of life.”

SynCardia will continue with additional pre-clinical studies to refine the final system parameters. The Emperor platform is designed to expand the total artificial heart market by delivering a fully implantable system with improved performance, energy efficiency, and patient usability.

About Picard Medical and SynCardia

Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the full functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the SynCardia Total Artificial Heart is the most widely used and extensively studied artificial heart in the world.

For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, http://www.sec.gov.

Contact:

Investors
Eric Ribner
Managing Director
LifeSci Advisors LLC
eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC
IR@picardmedical.com

General/Media
Brittany Lanza
blanza@syncardia.com